Exhibit 99.1

Red Robin Gourmet Burgers Announces Further Delay in Filing of Annual

Report Due to Changes to Lease Accounting

Greenwood Village, CO — (BUSINESS WIRE) – March 28, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens, today announced that the Company’s management, in consultation with Deloitte & Touche, LLP, the Company’s independent registered public accounting firm, is continuing to review the Company’s lease accounting policies in light of additional guidance provided last week by the Staff of the Securities and Exchange Commission (“SEC”) with respect to the proper accounting treatment for rent holidays. The Company stated that the ongoing review will further delay completion of the Company’s financial statements and the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004. The Company was otherwise required to file its 2004 Annual Report with the SEC by today, March 28, 2005. The Company intends to file its 2004 Annual Report on Form 10-K with the SEC promptly following completion of its review.

Red Robin had previously announced that, like many other companies in the retail and restaurant industries, it was reviewing its accounting treatment for leases, rent holidays and tenant improvement allowances in light of the views expressed by the Office of the Chief Accountant of the SEC in a February 7, 2005 letter to the American Institute of Certified Public Accountants. Changes to the Company’s lease accounting as a result of the review include adjusting lease terms, as defined in Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” to recognize the effect of renewal options that are reasonably assured of being exercised, the straight-line effect over the lease term of escalating rents during the option periods and the effect of pre-opening rent holidays over the related lease terms. Red Robin’s management, in consultation with the Company’s independent registered public accounting firm, has been working diligently to complete its review of these matters and to quantify the impact of the necessary adjustments on the Company’s financial statements for 2004 and prior periods. However, in light of additional guidance provided last week by the SEC Staff regarding the appropriate accounting treatment for rent holidays, the Company now requires additional time to analyze its accounting policy with respect to the capitalization or expense of rent costs incurred during construction periods.

Red Robin’s 2004 Annual Report on Form 10-K will include disclosure of the effects of the necessary adjustments on the financial statements, including net income, of each of the periods included in the audited financial statements. The Company also intends to file amended quarterly reports for the quarters ended April 18, 2004, July 11, 2004 and October 3, 2004, and each of these amended filings will include disclosure of the effects of the adjustments on the financial statements, including net income, of each of the periods included in the unaudited financial statements. The Company does not expect any of the required adjustments to impact the amount of revenues or cash balances previously reported by the Company, nor will they affect the Company’s compliance with covenants under its current credit facility. As a consequence of the restatement of its historical financial statements, the Company expects to disclose a material weakness in to its controls over lease accounting practices.

Red Robin intends to provide updated guidance for the first quarter and full-year fiscal 2005 after the Company completes its review of the lease accounting matters and quantifies the effect of the necessary adjustments on each of the affected prior periods.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 260 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof and we assume no obligation to update such forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and cost of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in the restaurant industry; cost and availability of capital; our ability to comply with Section 404 of the Sarbanes-Oxley Act; additional costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200